UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2014

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governors Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On May 12, 2014, Vantiv, Inc. (the “Company”) entered into a Transaction Agreement (the “Transaction Agreement”) by and among the Company; Vantiv, LLC, a Delaware limited liability company and a majority-owned subsidiary of the Company (“Vantiv LLC”); National Processing Company, a Nebraska corporation and majority-owned subsidiary of the Company (“National Processing”); Mars Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of National Processing (“Merger Sub”); SLP III Quicksilver Feeder I, L.P., a Delaware limited partnership (“Seller”) and the owner of all of the issued and outstanding equity interests of SLP III Quicksilver Feeder Corp., a Delaware corporation (the “Corporation”); Mercury Payment Systems, LLC, a Delaware limited liability company (“Mercury”); and Silver Lake Partners III DE, L.P., in its capacity as the equityholders’ representative (the “Equityholders’ Representative”).
The Transaction Agreement provides that (1) National Processing will purchase from Seller all of the issued and outstanding shares of the Corporation, which will own certain units of Mercury (the “Purchase”), followed substantially simultaneously by (2) the merger of Merger Sub with and into Mercury (the “Merger” and, together with the Purchase, the “Transactions”), with Mercury continuing as the surviving company (the “Surviving Company”) in the Merger. Following the consummation of the Transactions (the “Closing”), National Processing will own 100% of the issued and outstanding units of Mercury.
Subject to the terms and conditions set forth in the Transaction Agreement, the Company will pay $1,650,000,000 in cash for 100% of the issued and outstanding units (including restricted units) of Mercury and all vested options to acquire units (which options will be cancelled at the Closing), subject to certain adjustments for, among other things, cash on hand at Mercury at the Closing, certain transaction expenses to be paid by the Company at the Closing, indebtedness of Mercury to be repaid by the Company at the Closing and any excess or shortfall in working capital at Mercury at the Closing, as applicable. Unvested options to acquire units of Mercury will be converted into options with respect to Company common stock, with the number of units subject to such options and the exercise price thereof to be adjusted based on an exchange ratio equal to the quotient of (i) the per unit closing consideration divided by (ii) the average closing price per share of Company common stock on the New York Stock Exchange for the ten trading days ending with, and including, the trading day that is immediately preceding the date of the Closing.
The Transaction Agreement contains customary representations and warranties from Mercury and Seller, on the one hand, and the Company, Vantiv LLC, National Processing and Merger Sub, on the other hand, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Mercury’s businesses during the interim period between the execution of the Transaction Agreement and the Closing, (2) the Company’s obligations relating to obtaining clearance of the transaction under the HSR Antitrust Improvements Act, and (3) the Company’s obligations to obtain certain financing in connection with the Transactions, and Mercury’s obligations relating to providing cooperation in connection therewith.
Completion of the Transactions is subject to certain customary conditions, including (1) the expiration of any waiting period applicable to the Transactions under the HSR Antitrust Improvements Act (or early termination thereof), (2) the absence of any law or order prohibiting the consummation of the Transactions, (3) subject to certain exceptions, the accuracy of the representations and warranties of the other party subject to a material adverse effect standard (as defined in the Transaction Agreement), (4) material compliance by the other party of its obligations under the Transaction Agreement, and (5) the absence of a material adverse effect or specified catastrophic data compromise event at Mercury following the date of the Transaction Agreement.
The Transaction Agreement provides certain termination rights for both the Company and Mercury. Upon termination of the Transaction Agreement, each party is relieved of its duties and obligations under the Transaction Agreement (other than certain limited and customary obligations that survive termination), except that no termination will relieve any party from liability arising from any willful breach of the Transaction Agreement.

Simultaneously with the execution of the Transaction Agreement, NPC Group, Inc., a Delaware corporation and a majority-owned subsidiary of the Company and Vantiv LLC entered into a Tax Receivable Agreement with unitholders and vested optionholders of Mercury with obligations effective on, and subject to the occurrence of, the Closing. The Tax Receivable Agreement generally provides that NPC Group, Inc. will pay to the former Mercury unitholders and vested optionholders 85% of the value of certain tax benefits resulting from the Transactions.
In connection with entering into the Transaction Agreement, the Company also executed a commitment letter, dated May 12, 2014 (the “Commitment Letter”), with various financial institutions and their affiliates. The Commitment Letter contemplates an amendment of the Company’s existing credit facility to permit the Transactions and to, among other things, add flexibility commensurate with the post-acquisition structure of the Company, extend the tenor of the Company’s existing $1,781,000,000 of term A loans and $250,000,000 revolving credit facility to five years from the closing of the Transactions, modify the amortization schedule applicable to the existing term A loans and modify the applicable margins pertaining to the existing term A loans and existing revolving credit facility. In addition, the Company intends to obtain $669,000,000 of additional five-year term A loans and $1,000,000,000 of new seven-year term B loans (which will be used to fund the purchase price for the Transactions) and increase its revolving credit facility to $500,000,000. The obligations of the lenders party to the Commitment Letter to provide the increased debt financing contemplated thereunder and to provide a backstop of certain amendments necessary to consummate the Transactions are subject to a number of customary conditions, including the execution and delivery of certain definitive documentation.
The foregoing description of the Transactions and the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Transaction Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Vantiv LLC, National Processing, Mercury, Seller, the Equityholders’ Representative or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Transaction Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Vantiv LLC, National Processing, Mercury, Seller, the Equityholders’ Representative or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.
Cautionary Statements Regarding Forward-Looking Information
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to the Company, Mercury and the acquisition of Mercury. Forward-looking statements involve risks and uncertainties, and actual events or results could differ materially from those discussed. Statements that are not historical facts, including management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Factors that could cause actual events or results to differ materially from those expressed in or implied by these forward-looking statements include general economic conditions, future performance and integration of acquisitions including Mercury, the ability to keep pace with rapid developments and change in the Company’s and Mercury’s industry and provide new services to the Company’s and Mercury’s respective clients, competition within the Company’s and Mercury’s industry, reductions in overall consumer, business and government spending, a decline in the use of credit, debit or prepaid cards, failures of the Company’s or Mercury’s systems or the systems of the Company’s and Mercury’s respective third party providers, unauthorized data or security breaches, inability to expand market share in existing markets or expand into new markets, increased attrition of merchants, independent sales organizations, dealers, developers or referral partners, and the factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” in the Company’s Annual Report for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and in the Company’s other filings made from time to time with the SEC, copies of which may be obtained by visiting the Company’s Investor Relations web site at http://investors.vantiv.com or the SEC’s web site at www.sec.gov.
The forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K. The Company does not undertake any intention or obligation to publicly update or revise any forward-looking statement to conform the statement to actual results or to changes in expectations, whether as a result of new information, future events or otherwise.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
2.1
Transaction Agreement, dated as of May 12, 2014, by and among Vantiv, Inc., National Processing Company, Mars Merger Sub, LLC, Vantiv, LLC, SLP III Quicksilver Feeder I, L.P., Mercury Payment Systems, LLC and Silver Lake Partners III DE, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: May 16, 2014	By:	/s/ Nelson F. Greene
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1
Transaction Agreement, dated as of May 12, 2014, by and among Vantiv, Inc., National Processing Company, Mars Merger Sub, LLC, Vantiv, LLC, SLP III Quicksilver Feeder I, L.P., Mercury Payment Systems, LLC and Silver Lake Partners III DE, L.P.

6